UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2004

Magellan Health Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	Identification No.)

6950 Columbia Gateway Drive
Suite 400
Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Magellan Health Services, Inc. (the “Company”) announced that it has been awarded the contract to manage mental health and substance abuse treatment for Iowa Medicaid recipients and certain other individuals served by the State of Iowa (the “State”). The Company has held the contract to manage the Iowa program since 1995. The new contract takes effect July 1, 2004 for an initial term of two years and has a provision for three one-year extensions at the State’s option.  The Company estimates that the contract will generate approximately $115 million in revenue in calender year 2004.  The Company estimates that revenue from its current contract with Iowa was approximately $110 million for the calendar year 2003.  Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated February 27, 2004.

In addition, the Company has determined that it currently is not categorized as an “accelerated filer” under the rules of the U.S. Securities and Exchange Commission, as adopted in the past year, and accordingly that the Company intends to file its Annual Report on Form 10-K for the fiscal year ending December 31, 2003 by the applicable deadline of March 30, 2004 for companies that are not so categorized.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:  Not applicable.

(c)          Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated February 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Magellan Health Services, Inc. (Registrant)

Date: March 2, 2004	/s/ Mark S. Demilio
Mark S. Demilio Executive Vice President and Chief Financial Officer